EXHIBIT 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT, (this “Agreement”) is made and entered into this 7th day of October, 2012, by and between NBT Bancorp Inc., a Delaware corporation (the “Company”), and Joseph G. Nasser (the “Consultant”).

WHEREAS, the Consultant currently serves as a member of the Board of Directors of the Company and NBT Bank, N.A. (the “Bank”) and has tendered his resignation from both directorships for personal reasons, effective immediately;

WHEREAS, the Company desires to obtain the consulting services of the Consultant as an independent contractor to assist with business development and community relations and to provide such services and advice as the Company may request or require; and

WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions for the consulting relationship of the Consultant with the Company and certain other matters.

NOW, THEREFORE, IT IS AGREED as follows:

1.           Engagement.

(a)           During the term of this Agreement (as set out in Section 4 hereof), the Consultant shall serve as a consultant to the Company and its affiliates and shall make himself reasonably available to perform consulting services as reasonably requested by the Company.  The Consultant shall render advisory and consulting services to the Company and its affiliates of the type customarily performed by persons serving in similar consulting capacities, consistent with the knowledge and experience possessed by the Consultant as shall be mutually agreed by the Company and the Consultant.

(b)           The Consultant agrees to devote, on a non-exclusive basis, the necessary time, energy and efforts to the business of the Company and will use his best efforts and abilities faithfully and diligently to promote the Company’s interests.

(c)           The Consultant shall perform his duties and conduct his business at such location or locations as are reasonably acceptable to the Consultant and the Company.

2.           Compensation.

(a)           Consulting Fee. The Company agrees to pay the Consultant during the term of this Agreement a monthly consulting fee of $3,333.33 payable in arrears on the first day of each month.  If the Consultant fails to comply with his obligations under, or otherwise breaches the terms of, this Agreement, the Company shall have the right to terminate this Agreement at any time, whereupon the Consultant shall forfeit all future monthly payments required pursuant hereto and the Company shall have no further obligation to make such payments.

(b)           Business Expenses. With the prior written approval of the Company, the Consultant shall be reimbursed by the Company for all reasonable business expenses incurred by the Consultant in connection with his performance of consulting services hereunder upon submission of receipts and other documentation in accordance with the Company’s normal reimbursement procedures.

3.           Participation in Company Retirement and Employee Benefit Plans.  Nothing in this Agreement shall entitle the Consultant to participate in or accrue additional benefits under, any plan of the Company relating to stock options, stock purchases, equity award, deferred compensation, pension, thrift, profit sharing, employee stock ownership, group life insurance, medical coverage, disability insurance, education, or other retirement or employee benefits.

4.           Term.  The term of this Agreement shall commence as of the date of this Agreement and shall continue for a period of twenty-four months from the date hereof, unless earlier terminated in accordance with Section 2(a) or this Section 4.  The parties may terminate this Agreement at any time by mutual written consent.

5.           Independent Contractor Status. The Consultant shall have sole control of the manner and means of performing his services under this Agreement and shall complete such services in accordance with his own means and methods of work.  The parties intend that the Consultant shall be an independent contractor, self-employed individual. The Consultant acknowledges that he shall be solely responsible for any national or local income taxes or national or local self-employment taxes arising with respect to the amounts payable hereunder and that Consultant has no supranational, national or local law workers’ compensation rights with respect to the services provided herein. The Company shall not provide to the Consultant workers’ compensation, disability insurance, Social Security or unemployment compensation coverage nor any other statutory benefit generally granted to employees of the Company.  The Consultant shall comply at his expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, OSHA regulations, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.  The Consultant shall not have the authority or ability to legally bind or commit the Company or any of its affiliates, and no action, document or agreement by the Consultant shall be binding on or legally enforceable against the Company or any of its affiliates.

6.           Non-Disparagement.  The Consultant agrees that he will not make, and shall use his reasonable best efforts to his family members and affiliates not to make, any disparaging, derogatory, negative or otherwise unfavorable statements, either oral or written, regarding the Company or any of its past or present affiliates, subsidiaries, agents, officers, directors or employees. In the event such a communication is made to anyone, including but not limited to media, public interest groups and publishing companies, it will be considered a material breach of the terms of this Agreement and the Company will be permitted to pursue any and all remedies at law and equity.

7.           General Release. The Consultant acknowledges that the [Compensation Committee] of the Board of Directors of the Company has acted to provide for continued vesting of the Consultant’s shares of Company restricted stock (which would otherwise have been forfeited upon his resignation) as if the Consultant had not terminated service. In consideration thereof, the sufficiency of which consideration is hereby acknowledged and to which the Consultant is not otherwise entitled, the Consultant, on behalf of himself and his heirs, estates, executors, administrators, successors and assigns, does hereby fully, finally and unconditionally release and forever discharge the Company, its former, current and future stockholders, directors, officers, subsidiaries, affiliates, agents, employees, representatives, successors and assigns, whether acting in their individual or official capacities, from any and all claims, demands, losses, rights, expenses, liabilities and causes of action of any nature or kind whatsoever, whether at law or in equity, tort, contract, statutory or otherwise,  known or unknown, suspected or unsuspected, which arose or accrued before the date of this Agreement.

8.           Compliance with Employer’s Policies.  The Consultant agrees to observe and comply with, and that as a consultant he is subject to, the policies and rules of the Company and its affiliates.  The Consultant agrees to observe and comply with all policies of the Company and its affiliates that by their operation survive termination of his consultancy hereunder.

9.           No Assignments.  This Agreement is personal to each of the parties hereto.  Neither party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto.  However, in the event of the death of the Consultant all rights to receive payments hereunder shall become rights of the Consultant's estate.

10.         Amendment; Modification; Waiver.  No amendments or additions to this Agreement shall be binding unless in writing and signed by both of the parties hereto.  No delay or failure at any time on the part of the Company in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the Company thereafter to enforce each and every provision of this Agreement in accordance with its terms.

11.         Section Headings.  The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

12.         Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

13.         Notices.  For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or emailed, addressed as follows:

If to the Company:

NBT Bancorp Inc.
52 S. Broad Street
Norwich, New York 13815
Attention: General Counsel
Telephone: (607) 337-6530

If to the Consultant:

Joseph G. Nasser
c/o Nasser & Company
One Dunham Dr.
Dunmore, PA 18512

With a copy to:

Timothy P. Polishan
Kelly, Polishan, Walsh & Solfanelli, LLC
259 South Keyser Ave.
Old Forge, PA 18518

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

14.         Governing Law.  The parties agree that the Agreement shall be interpreted and governed by the laws of the State of New York, without regard for any conflict of law principles.

15.         Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior oral or written agreements, commitments or understandings, with respect to the matters provided for herein.

16.         Counterparts.  This agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

*  *  *  *  *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered in their name and on their behalf as of the date first above written.

NBT BANCORP INC.

By: /s/ F. Sheldon Prentice
Name: F. Sheldon Prentice
Title: Executive Vice President, General
Counsel and Corporate Secretary

/s/ Joseph G. Nasser
Joseph G. Nasser